Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291018

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 10, 2025)

Northern Trust Corporation

$500,000,000 4.150% Senior Notes due 2030

$750,000,000 5.117% Fixed-to-Fixed Rate Subordinated Notes due 2040

The 4.150% Senior Notes due 2030 (the “senior notes”) will bear interest at an annual rate of 4.150%, payable semi-annually in arrears on May 19 and November 19 of each year, beginning on May 19, 2026. The senior notes will not be redeemable prior to maturity.

The 5.117% Fixed-to-Fixed Rate Subordinated Notes due 2040 (the “subordinated notes” and, together with the senior notes, the “notes”) will bear interest from, and including, November 19, 2025 to, but excluding, November 19, 2035 (the “subordinated notes reset date”) at a fixed rate of 5.117% per annum, and from, and including the subordinated notes reset date to, but excluding, the maturity date of the subordinated notes at a rate per annum which will be the Five-Year U.S. Treasury Rate as of the subordinated notes reset determination date (as such terms are defined herein) plus 105 basis points per annum, in each case, payable semi-annually in arrears on May 19 and November 19 of each year, beginning on May 19, 2026. We may redeem the subordinated notes in whole, but not in part, on the subordinated notes reset date, at a redemption price equal to 100% of the principal amount of the subordinated notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The senior notes will be unsecured and rank equally with all of our other existing and future senior debt. The subordinated notes will be unsecured and rank junior to all of our depositors, general creditors, and existing and future senior indebtedness. Holders of the subordinated notes may not accelerate the maturity date of the subordinated notes, except in the event of a receivership, insolvency, liquidation, or similar proceeding involving us.

See “Risk Factors” beginning on page S-6 of this prospectus supplement and beginning on page 3 of the accompanying prospectus to read about important factors you should consider before buying the notes.

None of the U.S. Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Senior notes		Subordinated notes
	Per senior note	Total	Per subordinated note	Total
Initial public offering price	99.951%	$499,755,000	100.000%	$750,000,000
Underwriting discount(1)	0.350%	$1,750,000	0.450%	$3,375,000
Proceeds, before expenses, to Northern Trust	99.601%	$498,005,000	99.550%	$746,625,000

(1)	See “Underwriting.”

The initial public offering prices set forth above do not include accrued interest, if any. Interest on the notes will accrue from November 19, 2025 and must be paid by the purchasers if the notes are delivered after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes. The notes are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or other governmental agency.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company and its participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., against payment in New York, New York on or about November 19, 2025.

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan	Siebert Williams Shank

Co-Managers

Academy Securities	Goldman Sachs & Co. LLC	Loop Capital Markets	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is November 12, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent any information in this prospectus supplement, including the description of the notes, differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this document or to which this document refers you, or other offering materials filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized anyone, and we have not authorized the underwriters to authorize anyone, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

The notes are offered globally for sale in those jurisdictions in the United States, Canada, Europe, Asia and elsewhere where it is lawful to make such offers. See “Underwriting.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who obtain possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

References herein to “$” and “dollars” are to the currency of the United States. Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Northern Trust,” “we,” “us” and “our” are to Northern Trust Corporation and its consolidated subsidiaries. References to “the Corporation” are to Northern Trust Corporation. References to “the Bank” are to The Northern Trust Company.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and other statements that Northern Trust may make, may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to our financial results and outlook; capital adequacy; dividend policy and share repurchase program; accounting estimates and assumptions; credit quality including allowance levels; future pension plan contributions; effective tax rate; anticipated expense levels; contingent liabilities; acquisitions; strategies; market and industry trends; and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on our current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including:

•	financial market disruptions or economic recession in the United States or other countries across the globe resulting from any of a number of factors;

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volatility or changes in financial markets, including debt and equity markets, that impact the value, liquidity, or credit ratings of financial assets in general, or financial assets held in particular investment funds or client portfolios, including those funds, portfolios, and other financial assets with respect to which we have taken, or may in the future take, actions to provide asset value stability or additional liquidity;

•	the impact of equity markets on fee revenue;

•	changes in interest rates or in the monetary or other policies of various regulatory authorities or central banks;

•	changes in trade policy, including the imposition of tariffs or the impacts of retaliatory tariffs;

•	our success in controlling the costs and expenses of our business operations and the impacts of any broader inflationary environment thereon;

•	a decline in the value of securities held in our investment portfolio, the liquidity and pricing of which may be negatively impacted by periods of economic turmoil and financial market disruptions;

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our ability to address operating risks, including those related to cybersecurity, data privacy and security, human errors or omissions, pricing or valuation of securities, fraud, operational resilience (including systems performance), failure to maintain sustainable business practices, and breakdowns in processes or internal controls;

•	our success in responding to and investing in changes and advancements in technology;

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geopolitical risks, risks related to global climate change and the risks of extraordinary events such as pandemics, natural disasters, terrorist events and war (including the expansion or escalation of military conflict between Ukraine and the Russian Federation or the conflict in the Middle East, and tensions between the United States and China), and the responses of the United States and other countries to those events;

•	unexpected deposit outflows;

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the effectiveness of our management of our human capital, including our success in recruiting and retaining necessary and diverse personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

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•	changes in the legal, regulatory and enforcement framework and oversight applicable to financial institutions, including us;

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changes in foreign exchange trading client volumes and volatility in foreign currency exchange rates, changes in the valuation of the United States dollar relative to other currencies in which we record revenue or accrues expenses, and our success in assessing and mitigating the risks arising from all such changes and volatility;

•	a significant downgrade of any of our debt ratings;

•	the health and soundness of the financial institutions and other counterparties with which we conduct business;

•	uncertainties inherent in the complex and subjective judgments required to assess credit risk and establish appropriate allowances therefor;

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increased costs of compliance and other risks associated with changes in regulation, the current regulatory environment, and areas of increased regulatory emphasis and oversight in the United States and other countries, such as anti-money laundering, anti-bribery, and data privacy and security;

•	failure to satisfy regulatory standards or to obtain regulatory approvals when required, including for the use and distribution of capital;

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our success in continuing to enhance our risk management practices and controls and managing risks inherent in our businesses, including credit risk, operational risk, market and liquidity risk, fiduciary risk, compliance risk and strategic risk;

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risks and uncertainties inherent in the litigation and regulatory process, including the possibility that losses may be in excess of our recorded liability and estimated range of possible loss for litigation exposures;

•	the risk of damage to our reputation which may undermine the confidence of clients, counterparties, rating agencies, and stockholders;

•	the downgrade of United States government-issued and other securities;

•	changes in tax laws, accounting requirements or interpretations and other legislation in the United States or other countries that could affect us or our clients;

•	the pace and extent of continued globalization of investment activity and growth in worldwide financial assets;

•	changes in the nature and activities of our competition;

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our success in maintaining existing business and continuing to generate new business in existing and targeted markets and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements;

•	our ability to address the complex needs of a global client base and manage compliance with legal, tax, regulatory and other requirements;

•	our ability to maintain a product mix that achieves acceptable margins;

•	our ability to continue to generate investment results that satisfy clients and to develop an array of investment products;

•	uncertainties inherent in our assumptions concerning our pension plan, including discount rates and expected contributions, returns and payouts;

•	risks associated with being a holding company, including our dependence on dividends from our principal subsidiary;

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other factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including those factors described in “Item 1A—Risk Factors,” and other filings with the SEC, all of which are available on our website.

Actual results may differ materially from those expressed or implied by forward-looking statements. You should carefully read the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is current only as of the date of that information. All forward-looking statements included in such documents are based upon information available at the time such statements are made, and we assume no obligation to update any forward-looking statements.

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SUMMARY

This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand us and the notes. This summary should be read together with the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the notes and the other considerations that are important to you in making a decision about whether to invest in the notes. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Northern Trust Corporation

We are a leading provider of wealth management, asset servicing, asset management and banking solutions to corporations, institutions, families and individuals. We are a financial holding company conducting business through various U.S. and non-U.S. subsidiaries, including the Bank.

The Bank is an Illinois banking corporation headquartered in Chicago and our principal subsidiary. Founded in 1889, the Bank conducts its business through its U.S. operations and its various U.S. and non-U.S. branches and subsidiaries. At September 30, 2025, the Bank had consolidated assets of $169.6 billion and common bank equity capital of $11.3 billion.

We were formed as a holding company for the Bank in 1971. We have a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. At September 30, 2025, we had consolidated total assets of $170.3 billion and stockholders’ equity of $13.0 billion.

We expect that the Bank will continue in the foreseeable future to be the major source of our consolidated assets, revenues, and net income.

Business Overview

We focus on managing and servicing client assets through our two client-focused reporting segments: Asset Servicing and Wealth Management. Asset management and related services are provided to Asset Servicing and Wealth Management clients primarily by the Asset Management business. The revenue and expenses of Asset Management and certain other support functions are allocated fully to Asset Servicing and Wealth Management. We report certain income and expense items not allocated to Asset Servicing and Wealth Management in a third reporting segment, Other.

Asset Servicing

Asset Servicing is a leading global provider of asset servicing and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, sovereign wealth funds, and other institutional investors around the globe. Asset servicing and related services encompass a full range of capabilities including but not limited to: custody; fund administration; investment operations outsourcing; investment management; investment risk and analytical services; employee benefit services; securities lending; foreign exchange; treasury management; brokerage services; transition management services; banking; and cash management. Client relationships are managed through the Bank and the Bank’s and our other subsidiaries, including support from locations in North America, Europe, the Middle East, and the Asia-Pacific region. At September 30, 2025, total Asset Servicing assets under custody/administration, assets under custody, and assets under management were $17.0 trillion, $13.2 trillion, and $1.3 trillion, respectively.

Wealth Management

Wealth Management focuses on high-net-worth individuals and families, business owners, executives, professionals, retirees, and established privately-held businesses in its target markets. In supporting these targeted segments, Wealth Management provides trust, investment management, custody, and philanthropic services; financial consulting; guardianship and estate administration; family business consulting; family financial education; brokerage services; and private and business banking. Wealth Management also includes Global Family Office, which provides customized services, including but not limited to: investment management; global custody; fiduciary; private banking; family office consulting; and technology solutions to meet the complex financial and reporting needs of ultra-high-net-worth individuals and family offices across the globe.

Wealth Management is one of the largest providers of advisory services in the United States, with assets under custody/administration, assets under custody, and assets under management of $1.3 trillion, $1.2 trillion, and $492.6 billion, respectively, at September 30, 2025. Wealth Management services are delivered by multidisciplinary teams through a network of offices in 19 U.S. states and Washington, D.C., as well as offices in London, Guernsey, Singapore, and Abu Dhabi.

Asset Management

Asset Management, through our various subsidiaries, supports the Asset Servicing and Wealth Management reporting segments by providing a broad range of asset management and related services and other products to clients around the world. Investment solutions are delivered through separately managed accounts, bank common and collective funds, registered investment companies, exchange traded funds, non-U.S. collective investment funds, and unregistered private investment funds. Asset Management’s capabilities include active and passive equity; active and passive fixed income; cash management; multi-asset and alternative asset classes (such as private equity and hedge funds of funds); and multi-manager advisory services and products. Asset Management’s activities also include overlay services and other risk management services. Asset Management operates internationally through subsidiaries and distribution arrangements and its revenue and expense are fully allocated to Asset Servicing and Wealth Management. As discussed above, we managed $1.8 trillion in assets as of September 30, 2025, including $1.3 trillion for Asset Servicing clients and $492.6 billion for Wealth Management clients.

Corporate Information

Our principal executive offices are located at 50 South La Salle Street, Chicago, Illinois 60603, and our telephone number is (312) 630-6000.

The Senior Notes Offering

Issuer	Northern Trust Corporation

Securities offered	$500,000,000 aggregate principal amount of 4.150% senior notes due 2030 (the “senior notes”).

Maturity date	The senior notes will mature on November 19, 2030 (the “senior notes maturity date”).

Interest rate	The interest rate on the senior notes will be 4.150% per annum.

Interest payment dates	Each May 19 and November 19, beginning May 19, 2026.

Ranking	The senior notes will be unsecured and rank equally with all of our other existing and future senior debt. The Senior Indenture (as defined below) does not limit the amount of debt that the Corporation or any of its subsidiaries may incur.

Redemption	The senior notes may not be redeemed prior to the senior notes maturity date.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

No listing	The senior notes will not be listed on any securities exchange or automated quotation system.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk factors	See “Risk Factors” and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the senior notes.

For additional information regarding the senior notes, see “Description of the Senior Notes” on page S-11.

The Subordinated Notes Offering

Issuer	Northern Trust Corporation

Securities offered	$750,000,000 aggregate principal amount of 5.117% Fixed-to-Fixed Rate Subordinated Notes due 2040 (the “subordinated notes”).

Maturity date	The subordinated notes will mature on November 19, 2040 (the “subordinated notes maturity date”).

Interest rate	From, and including, November 19, 2025 to, but excluding, November 19, 2035 (the “subordinated notes reset date”), interest will accrue on the subordinated notes at a rate of 5.117% per annum.

From, and including, the subordinated notes reset date to, but excluding, the subordinated notes maturity date, interest will accrue on the subordinated notes at a rate per annum which will be the Five-Year U.S. Treasury Rate (as defined herein) as of the day falling two Business Days prior to the subordinated notes reset date plus 105 basis points per annum.

Interest payment dates	Each May 19 and November 19, beginning May 19, 2026.

Ranking	The subordinated notes will be unsecured and rank junior to all of our depositors, general creditors, and existing and future senior indebtedness. The subordinated notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including depositors of the Bank.

At September 30, 2025, the Corporation had $3.0 billion of indebtedness ranking senior to the subordinated notes. At September 30, 2025, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $156.0 billion, excluding intercompany liabilities, all of which ranks structurally senior to the subordinated notes.

The holders of the subordinated notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding involving the Corporation.

The Subordinated Indenture does not limit the amount of debt, including senior debt, that the Corporation or any of its subsidiaries may incur.

Redemption	We may redeem the subordinated notes, in whole but not in part, on, and only on, the subordinated notes reset date, at a redemption price equal to 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest thereon, to, but excluding, the redemption date. The subordinated notes may not otherwise be redeemed prior to the subordinated notes maturity date.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”

Events of default	An event of default with respect to the subordinated notes will occur only in the event of a receivership, insolvency, liquidation, or similar proceeding involving the Corporation.

The holder of a subordinated note will have no right to accelerate the maturity of the subordinated notes in the event we fail to pay the interest on any subordinated note, fail to perform any other obligation under any subordinated note or in the Subordinated Indenture, or default under any other securities issued by us.

No listing	The subordinated notes will not be listed on any securities exchange or automated quotation system.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk factors	See “Risk Factors” and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the subordinated notes.

For additional information regarding the subordinated notes, see “Description of the Subordinated Notes” on page S-15.

RISK FACTORS

In deciding whether to invest in the notes, you should consider carefully the following factors that could materially adversely affect our operating results and financial condition and the value of your investment in the notes. Although we have tried to discuss key factors, please be aware that other risks may prove to be important and may arise in the future. New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance or the value of your investment in the notes. You should also consider the information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025 as well as any subsequent reports on Form 8-K we may file. Each of the risks described below could result in a decrease in the value of the notes and your investment therein.

We are a holding company, and as a result we are dependent on dividends from our subsidiaries, including the Bank, to meet our obligations, including with respect to the notes.

We are a holding company that conducts substantially all of our operations through the Bank, our investment in which is our principal asset and source of income. We are a legal entity separate and distinct from the Bank and our other subsidiaries and, therefore, rely primarily on dividends from these subsidiaries to meet our obligations, including with respect to the notes, and to provide funds for payment of dividends to our stockholders, to the extent declared by our board of directors. There are various regulatory restrictions on the ability of the Bank to pay dividends or make other payments to us. For example, federal banking laws regulate the amount of dividends that may be paid by the Bank without prior approval of the Federal Reserve Board. In addition, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make payments to us. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make payments on the notes.

The notes are structurally subordinated to the debt of our subsidiaries, which means that creditors (including depositors) of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the notes would have any claims to those assets.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of the Bank and our other banking subsidiaries, their depositors), except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Accordingly, the notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. At September 30, 2025, the Bank and our other subsidiaries’ total liabilities, including deposits and other liabilities, that would effectively rank senior to the senior notes were approximately $152.4 billion. At September 30, 2025, the Bank and our other subsidiaries’ total liabilities, including deposits and other liabilities, that would effectively rank senior to the subordinated notes were approximately $156.0 billion, which does not include the issuance of the senior notes which are the subject hereof.

Events for which acceleration rights under the senior notes may be exercised are more limited than those available under the terms of certain of our outstanding senior debt securities issued prior to the issue date of the notes.

All or substantially all of our outstanding senior debt securities issued prior to the issue date of the notes (other than our 4.00% Senior Notes due 2027, which have acceleration rights equivalent to the senior notes) (the “existing senior debt securities”), provide acceleration rights for nonpayment of principal, premium (if any) or interest and for certain events relating to our bankruptcy, insolvency or receivership. The existing senior debt securities also provide acceleration rights for our failure to perform any other covenant or agreement for 90 days after we have received written notice of such failure. In addition, the existing senior debt securities do not require a 30-day cure period before a nonpayment of principal becomes an event of default and acceleration rights become exercisable with respect to such nonpayment. However, under the terms of the Senior Indenture, payment of the principal amount of the senior notes:

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may be accelerated only for (i) our failure to pay the principal of or interest on the senior notes when due and, in each case, such nonpayment continues for 30 days after such payment is due, or (ii) the occurrence of certain events relating to our bankruptcy, insolvency or receivership; and

•	may not be accelerated if we fail to perform any covenant or agreement (other than nonpayment of principal or interest).

As a result of these differing provisions, if we breach or otherwise fail to perform any covenant or agreement (other than nonpayment of principal or interest) that applies both to the senior notes and to any existing senior debt securities, the trustee and the holders of the existing senior debt securities would have acceleration rights that would not be available to the trustee or the holders of the senior notes. In addition, if we fail to pay the principal of any existing senior debt securities when due, an event of default would occur immediately with respect to such existing senior debt securities (and the exercise of acceleration rights could proceed immediately in accordance with the provisions of the applicable indenture under which such existing senior debt securities were issued), whereas, if we fail to pay the principal of the senior notes when due, the trustee and the holders of the senior notes must wait for the 30-day cure period to expire before such nonpayment of principal becomes an event of default and any acceleration rights are triggered with respect to such nonpayment. Any repayment of the principal amount of existing senior debt securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the senior notes could adversely affect our ability to make timely payments on the senior notes thereafter. These limitations on the rights and remedies of holders of the senior notes could adversely affect the market value of the senior notes, especially during times of financial stress for us or our industry.

The subordinated notes will be unsecured and your right to receive payments on the subordinated notes will be junior to our existing and future senior indebtedness.

The subordinated notes will be unsecured and subordinated in right of payment to all of our depositors, general creditors, and existing and future senior indebtedness. As a result, in the event of a receivership, insolvency, liquidation, or similar proceeding involving the Corporation, our assets will be available to pay obligations on the subordinated notes only after all such amounts have been paid in full in cash or other satisfactory payment. There may not be sufficient assets remaining to pay amounts due on any or all of the subordinated notes then outstanding. The Indenture does not limit the amount of debt, including senior debt, that the Corporation or any of its subsidiaries may incur. In addition, the holders of the subordinated notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding involving the Corporation, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). See “Item 1—Business—Supervision and Regulation—Orderly Liquidation Authority” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The interest rate on the subordinated notes will reset on the subordinated notes reset date and may result in an interest rate that is less than the initial fixed annual rate of 5.117% in effect until the subordinated notes reset date.

The interest rate on the subordinated notes on and after the subordinated notes reset date will equal the Five-Year U.S. Treasury Rate as of the subordinated notes reset determination date, plus 105 basis points per annum. Therefore, the interest rate on the subordinated notes on and after the subordinated notes reset date could be more or less than the initial fixed rate of 5.117%. We have no control over the factors that may affect U.S. Treasury Rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury Rates.

The historical Five-Year U.S. Treasury Rates are not an indication of future Five-Year U.S. Treasury Rates.

In the past, U.S. Treasury Rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury Rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury Rates is not an indication that U.S. Treasury Rates are more or less likely to increase or decrease at any time, and you should not take the historical U.S. Treasury Rates as an indication of future rates.

The Subordinated Indenture governing the subordinated notes includes limited events of default.

The holder of a subordinated note will have no right to accelerate the maturity of the subordinated notes in the event we fail to pay interest on any subordinated note, fail to perform any other obligation under any subordinated note or in the Subordinated Indenture, or default under any other securities issued by us. An event of default with respect to the subordinated notes will occur only in the event of a receivership, insolvency, liquidation, or similar proceeding involving the Corporation.

The notes will not be guaranteed by the FDIC, any other governmental agency or any of our subsidiaries.

The notes are not bank deposits and are not insured by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. The notes will be obligations of Northern Trust Corporation only and will not be guaranteed by any of our subsidiaries, including the Bank.

There may not be any trading market for the notes; many factors affect the trading market and value of the notes.

Upon issuance, the notes will not have an established trading market. We do not intend to list the notes on any securities exchange. We cannot assure you that a trading market for the notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, the notes. These factors include:

•	the time remaining to the maturity of the notes,

•	the ranking of the notes,

•	the outstanding amount of notes with terms identical to the notes offered by this prospectus supplement, and

•	the level, direction and volatility of market interest rates generally.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. You should also be aware that there may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the notes, could cause the liquidity or market value of the notes to decline significantly.

Real or anticipated changes in the credit ratings assigned to the notes or our credit ratings generally could affect the market value of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the notes, based on their overall view of our industry.

A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the notes, us or our other securities, or any perceived decrease in our creditworthiness, could cause the market value of the notes to decline significantly.

USE OF PROCEEDS

The net proceeds from the offering of the notes, after deducting the underwriting discounts and estimated offering expenses payable by us, are expected to be approximately $1.24 billion. We intend to use the net proceeds from the sale of the notes for general corporate purposes.

CAPITALIZATION

The following table shows our capitalization and short-term indebtedness at September 30, 2025 (1) on a consolidated basis and (2) on a consolidated basis as adjusted to reflect the issuance and sale of the notes. This table should be read in conjunction with our consolidated financial statements and related notes for the nine months ended September 30, 2025, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

	September 30, 2025
	Actual	As Adjusted
	(in millions)
Senior notes	$2,847.2	$3,347.2
Subordinated notes	2,094.3	2,844.3
Stockholders’ equity
Preferred stock	884.9	884.9
Common stock	408.6	408.6
Additional paid-in capital	1,024.2	1,024.2
Retained earnings	16,399.8	16,399.8
Accumulated other comprehensive loss	(635.1)	(635.1)
Treasury stock	(5,126.4)	(5,126.4)

Total stockholders’ equity	12,956.0	12,956.0

Total capitalization	$17,897.5	$19,147.5

Short-term borrowings	$8,703.4	$8,703.4

DESCRIPTION OF THE SENIOR NOTES

Please read the following information concerning the senior notes in conjunction with the statements under “Description of the Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The senior notes will be issued under the Indenture, dated as of May 8, 2017 (the “Base Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented by the Seventh Supplemental Indenture, to be entered into between us and the trustee (together with the Base Indenture, the “Senior Indenture”). The Senior Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

Maturity

The senior notes will mature on November 19, 2030 (the “senior notes maturity date”). At maturity, the amounts due and payable on the senior notes will be 100% of their principal amount outstanding, together with accrued and unpaid interest thereon to the senior notes maturity date. If the maturity falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day with the same force and effect as if made at maturity, and no interest on such payment will accrue for the period from and after such maturity.

Interest Rate and Interest Payment Dates

The senior notes will bear interest from, and including, November 19, 2025 at the annual rate of 4.150%, and we will pay accrued interest semi-annually in arrears on May 19 and November 19 of each year (or if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement), beginning on May 19, 2026 (each, a “senior notes interest payment date”).

Interest payments will be made to the persons or entities in whose names the senior notes are registered at the close of business on May 4 and November 4 (whether or not a business day), as the case may be, immediately preceding the relevant senior notes interest payment date. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Redemption

The senior notes may not be redeemed prior to the senior notes maturity date.

Ranking

The senior notes will be unsecured and rank equally with all of our other existing and future senior debt.

Sale of the Bank

The Senior Indenture provides that, so long as the senior notes remain outstanding, we will not:

•

sell or otherwise dispose of, or grant a security interest in, any voting stock, or any security convertible into or exercisable for voting stock, of the Bank or any of our subsidiaries that owns voting stock or any security convertible into or exercisable for voting stock of the Bank; or

•	permit the Bank to issue any of its voting stock or securities convertible into or exercisable for its voting stock or to sell or otherwise dispose of all or substantially all of its assets.

This restriction does not apply to a disposition or stock issuance:

•	that is for fair market value as determined by our board of directors; and

•	if, after giving effect to the disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries together will own at least 80% of the voting stock of the Bank.

Events of Default

An event of default under the Senior Indenture with respect to the senior notes will mean any of the following:

•	failure to pay any installment of interest on the senior notes when due, if such failure continues unremedied for 30 days;

•	failure to pay the principal of the senior notes when due, if such failure continues unremedied for 30 days; or

•	occurrence of certain events of bankruptcy, insolvency or receivership of the Corporation.

No other defaults under or breaches of the Senior Indenture or the senior notes will result in an event of default, whether after notice, the passage of time or otherwise and therefore none of such other events (even if constituting a covenant breach) will result in a right of acceleration of the payment of the outstanding principal amount of the senior notes. However, certain events may give rise to a covenant breach, as described below.

A “covenant breach” under the Senior Indenture, as to the senior notes, includes the following:

•

failure on our part to perform any other obligation contained in the Senior Indenture for the benefit of the senior notes which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the senior notes.

A covenant breach will not be an event of default.

If an event of default under the Senior Indenture occurs and is continuing for the senior notes, other than an event of default resulting from a bankruptcy, insolvency or receivership of the Corporation, the trustee or the holders of at least 25% in principal amount of the outstanding senior notes may declare the principal amount of all the senior notes and all accrued but unpaid interest on all the senior notes to be due and payable immediately. The senior notes will automatically be accelerated upon the occurrence of an event of default resulting from a bankruptcy, insolvency or receivership of the Corporation.

In the case of a default in the payment of interest or principal on the senior notes that continues for 30 days, we will be required, upon the demand of the trustee, to pay, for the benefit of the holders of such senior notes, the whole amount then due and payable on such senior notes with interest on any overdue principal, and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the same rate as the senior notes.

If we fail to pay such amounts upon demand, the trustee may institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor upon the senior notes, and collect the moneys adjudged or decreed to be payable out of the property of the Corporation or any other obligor upon the senior notes, wherever situated, in the manner provided by law.

The holders of a majority in principal amount of the outstanding senior notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the senior notes, provided that any such direction is not in conflict with the Senior Indenture, could lawfully be taken, would not be unduly prejudicial to holders not joining in such direction and would not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the Senior Indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the Senior Indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of the senior notes will have the right to institute any action, suit or proceeding with respect to an event of default or covenant breach, unless:

•	that holder previously gives to the trustee written notice of the event of default or covenant breach with respect to the senior notes;

•	the holders of not less than 25% in principal amount of the outstanding senior notes also make a written request to the trustee to take action in respect of the matter complained of;

•	the holder offers the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding senior notes a direction inconsistent with such request; and

•	the trustee fails to institute such action, suit or proceeding within 60 days.

However, any holder of a senior note has the absolute right to institute suit for any defaulted payment after the due dates for payment under that senior note.

We will be required to furnish an officer’s certificate to the trustee each year that states, to the knowledge of the certifying officer, whether we have complied with all conditions and covenants under the terms of the Senior Indenture, and, in the event of any default or covenant breach under the Senior Indenture, specifying such default or covenant breach and the nature and status thereof to the extent of the certifying officer’s knowledge.

Waiver of Default

The holders of a majority in principal amount of the outstanding senior notes generally may, on behalf of the holders of all the senior notes, waive an event of default or covenant breach under the Senior Indenture with respect to the senior notes and the consequences thereof. However, a default in the payment of the principal of or any interest on, any of the senior notes cannot be so waived.

Merger, Consolidation and Sale of Assets

The Corporation may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all its assets to any other person, unless:

•

the person formed by such consolidation or into which the Corporation is merged, or to which such sale, conveyance, transfer or lease is made, expressly assumes, pursuant to a supplemental indenture, the due and punctual payment of the principal of and interest on all of the senior notes, according to their tenor, and the due and punctual performance and observance of all other obligations to the holders of senior notes and the trustee under the Senior Indenture or the senior notes to be performed or observed by the Corporation; and

•	immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no default or covenant breach shall have occurred and be continuing under the Senior Indenture.

The second bullet above shall not apply to: (i) any sale, conveyance, transfer or lease between or among the Corporation and one or more of its wholly-owned subsidiaries; (ii) any merger of the Corporation into any wholly-owned subsidiary of the Corporation; or (iii) any merger of the Corporation into an affiliate of the Corporation for the purpose of reincorporating or reorganizing.

The Senior Indenture provides that the person formed by such consolidation or into which the Corporation is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Senior Indenture with the same effect as if such successor person had been named as the Corporation in the Senior Indenture. In the event of a succession in compliance with this covenant, except in the case of a lease, the predecessor shall be relieved of and discharged from all of its obligations and covenants under the Senior Indenture and the senior notes.

Forms and Denominations

The senior notes will be issued as one or more fully registered global securities in the name of a nominee of The Depository Trust Company (“DTC”) and will be available only in book-entry form. See “Description of the Debt Securities—Global Securities” in the accompanying prospectus. The senior notes are available for purchase in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Additional Senior Notes

The senior notes are initially limited in aggregate principal amount to $500,000,000. We may, without the consent of the holders of the senior notes offered by this prospectus supplement, create and issue additional senior notes ranking equally with the senior notes offered by this prospectus supplement in all respects, including having the same CUSIP number, so that such additional senior notes would be consolidated and form a single series with the senior notes offered by this prospectus supplement and would have the same terms as to status, redemption or otherwise as the senior notes offered hereby, except for public offering price and issue date. Additional senior notes may not be fungible with the senior notes for U.S. federal income tax purposes.

Listing

The senior notes will not be listed on any securities exchange. Currently, there is no public market for the senior notes.

Governing Law

The Senior Indenture and the senior notes shall be governed by and construed in accordance with the laws of the State of New York.

Depositary

Upon issuance, the senior notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC or any successor thereto, as depositary, and registered in the name of Cede & Co. (DTC’s partnership nominee).

DESCRIPTION OF THE SUBORDINATED NOTES

Please read the following information concerning the subordinated notes in conjunction with the statements under “Description of the Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The subordinated notes will be issued under the Base Indenture, as amended and supplemented by the Eighth Supplemental Indenture, to be entered into between us and the trustee (together with the Base Indenture, the “Subordinated Indenture”). The Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

Maturity

The subordinated notes will mature on November 19, 2040 (the “subordinated notes maturity date”). At maturity, the amounts due and payable on the subordinated notes will be 100% of their principal amount outstanding, together with accrued and unpaid interest thereon to the subordinated notes maturity date. If the maturity falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day with the same force and effect as if made at maturity, and no interest on such payment will accrue for the period from and after such maturity.

Interest Rate and Interest Payment Dates

From, and including, November 19, 2025 to, but excluding, November 19, 2035 (the “subordinated notes reset date”), the subordinated notes will bear interest at an initial fixed rate of 5.117% per annum. From, and including, the subordinated notes reset date to, but excluding, the subordinated notes maturity date, the subordinated notes will bear interest at a fixed rate per annum that will be the Five-Year U.S. Treasury Rate as of the day falling two business days prior to the subordinated notes reset date (the “subordinated notes reset determination date”), plus 105 basis points per annum. Interest on the subordinated notes will be payable semi-annually in arrears on May 19 and November 19 of each year (or if any of these days is not a business day, on the next business day, and no interest will accrue as a result of that postponement) (each, a “subordinated notes interest payment date”), beginning on May 19, 2026.

The “Five-Year U.S. Treasury Rate” means, as of the subordinated notes reset determination date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the subordinated notes reset determination date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the calculation agent in its sole discretion. If no calculation is provided as described above, then the calculation agent will notify us and we (or our designee), after consulting such sources as we (or our designee) deem comparable to the foregoing calculations, or any such source as we (or our designee) deem reasonable from which to estimate the five-year treasury rate, shall determine the Five-Year U.S. Treasury Rate in our sole discretion, provided that if we (or our designee) determine there is an industry-accepted successor Five-Year U.S. Treasury Rate, then we (or our designee) shall use such successor rate. If we (or our designee), in our sole discretion, determine that there is no reasonable comparable source, then the Five-Year U.S. Treasury Rate on the subordinated notes reset determination date will be 4.067%, which is the initial fixed interest rate minus 1.050% per annum. The Five-Year U.S. Treasury Rate will be determined by the calculation agent on the subordinated notes reset determination date. The calculation agent will notify us within one business day of the interest rate from and after the subordinated notes reset date. We will promptly provide the calculation agent’s determination (or our determination as described above) of the Five-Year U.S. Treasury Rate to the Trustee. Absent manifest error, the calculation agent’s determination of the Five-Year U.S. Treasury Rate will be binding and conclusive on you and the Trustee. The calculation agent’s determination of any interest rate will be on file at our principal offices and will be made available to any holder of subordinated notes upon request.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve.

We shall appoint a calculation agent prior to the subordinated notes reset date. We or an affiliate of ours may assume the duties of the calculation agent, provided that nothing herein shall obligate the trustee or an affiliate of the trustee to act as calculation agent.

Interest payments will be made to the persons or entities in whose names the subordinated notes are registered at the close of business on May 4 and November 4 (whether or not a business day), as the case may be, immediately preceding the relevant subordinated notes interest payment date. The amount of interest payable for any interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

References to a “business day” with respect to the subordinated notes, mean any day, other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

Redemption

We may redeem the subordinated notes, in whole but not in part, on, and only on, November 19, 2035, at a redemption price equal to 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest, if any, to but excluding the redemption date.

Notice of a redemption will be provided not less than 10 days nor more than 60 days before the redemption date to each holder of the subordinated notes. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the subordinated notes or portions thereof.

The subordinated notes may not otherwise be redeemed prior to the subordinated notes maturity date.

Ranking

The subordinated notes will be unsecured and rank junior to all of our depositors, general creditors, and existing and future senior indebtedness. The Subordinated Indenture does not limit the amount of indebtedness, including senior indebtedness, that the Corporation or any of its subsidiaries may issue. At September 30, 2025, the Corporation had $3.0 billion of indebtedness ranking senior to the subordinated notes. At September 30, 2025, the Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $156.0 billion, excluding intercompany liabilities, all of which ranks structurally senior to the subordinated notes.

If we default in the payment of principal, premium, if any, or interest on any senior indebtedness, we may not make any direct or indirect payment on or with respect to the subordinated notes unless and until the default on the senior indebtedness has been cured or waived or otherwise ceases to exist. In the event of any insolvency, bankruptcy, receivership, liquidation or similar proceeding involving the Corporation, holders of senior indebtedness will be entitled to be paid in full before any payment or distribution is made to the holders of the subordinated notes.

In addition, the subordinated notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding involving the Corporation, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

For purposes of the subordinated notes, senior indebtedness includes:

(i)	every obligation of the Corporation for money borrowed;

(ii)

every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(iii)	every reimbursement obligation of the Corporation with respect to letters of credit, bankers’ acceptances or similar facilities;

(iv)	every obligation of the Corporation issued or assumed as the deferred purchase price of property or services;

(v)	every capital lease obligation of the Corporation;

(vi)

all indebtedness of the Corporation, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

(vii)	bank deposits held by the Corporation;

(viii)	every obligation of the Corporation to general creditors; and

(ix)

every obligation of the type referred to in clauses (i) through (viii) of another person and all dividends of another person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise;

in each case, whether outstanding on the date of the Subordinated Indenture or thereafter incurred, other than:

(i)	any indebtedness of the Corporation that, when incurred, was without recourse to the Corporation;

(ii)	any indebtedness of the Corporation to any of its subsidiaries;

(iii)	any indebtedness to any employee of the Corporation; and

(iv)	any of the Corporation’s existing or future subordinated debt securities.

Events of Default

An event of default under the Subordinated Indenture with respect to the subordinated notes will occur only if:

•

the Corporation commences a case or proceeding to be adjudicated bankrupt or insolvent, consents to the appointment of a custodian, receiver, liquidator, or other similar official with respect to the Corporation, or makes an assignment for the benefit of creditors; or

•

a court enters a decree or order adjudging the Corporation bankrupt or insolvent, or appointing a custodian, receiver, liquidator or other similar official with respect to the Corporation, and the decree or order remains in force for 90 consecutive days.

If an event of default under the Subordinated Indenture with respect to the subordinated notes occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding subordinated notes may declare the principal amount of the outstanding subordinated notes to be due and payable immediately.

The holder of a subordinated note has no right to accelerate the maturity of the subordinated notes in the event we fail to pay interest on any subordinated note, fail to perform any other obligation under any subordinated note or in the Subordinated Indenture, or default under any other securities issued by us.

The holders of a majority in principal amount of the outstanding subordinated notes will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subordinated notes, provided that any such direction is not in conflict with the Subordinated Indenture, could lawfully be taken, would not be unduly prejudicial to holders not joining in such direction and would not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the Subordinated Indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the Subordinated Indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of the subordinated notes will have the right to institute any action, suit or proceeding with respect to an event of default, unless:

•	that holder previously gives to the trustee written notice of the event of default with respect to the subordinated notes;

•	the holders of not less than 25% in principal amount of the outstanding subordinated notes also make a written request to the trustee to take action in respect of the matter complained of;

•	the holder offers the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding subordinated notes a direction inconsistent with such request; and

•	the trustee fails to institute such action, suit or proceeding within 60 days.

However, any holder of a subordinated note has the absolute right to institute suit for any defaulted payment after the due dates for payment under that subordinated note.

We will be required to furnish an officer’s certificate to the trustee each year that states, to the knowledge of the certifying officer, whether we have complied with all conditions and covenants under the terms of the Subordinated Indenture, and, in the event of any default under the Subordinated Indenture, specifying such default and the nature and status thereof to the extent of the certifying officer’s knowledge.

Waiver of Default

The holders of a majority in principal amount of the outstanding subordinated notes generally may, on behalf of the holders of all the subordinated notes, waive an event of default under the Subordinated Indenture with respect to the subordinated notes and the consequences thereof. However, a default in the payment of the principal of, or premium, if any, or any interest on, any of the subordinated notes cannot be so waived.

Merger, Consolidation and Sale of Assets

The Corporation may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all its assets to any other person, unless:

•

the person formed by such consolidation or into which the Corporation is merged, or to which such sale, conveyance, transfer or lease is made, expressly assumes, pursuant to a supplemental indenture, the due and punctual payment of the principal of and interest on all of the subordinated notes, according to their tenor, and the due and punctual performance and observance of all other obligations to the holders of subordinated notes and the trustee under the Subordinated Indenture or the subordinated notes to be performed or observed by the Corporation; and

•

immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no default or covenant breach shall have occurred and be continuing under the Subordinated Indenture.

The second bullet above shall not apply to: (i) any sale, conveyance, transfer or lease between or among the Corporation and one or more of its wholly-owned subsidiaries; (ii) any merger of the Corporation into any wholly- owned subsidiary of the Corporation; or (iii) any merger of the Corporation into an affiliate of the Corporation for the purpose of reincorporating or reorganizing.

The Subordinated Indenture provides that the person formed by such consolidation or into which the Corporation is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the Subordinated Indenture with the same effect as if such successor person had been named as the Corporation in the Subordinated Indenture. In the event of a succession in compliance with this covenant, except in the case of a lease, the predecessor shall be relieved of and discharged from all of its obligations and covenants under the Subordinated Indenture and the subordinated notes.

Forms and Denominations

The subordinated notes will be issued as one or more fully registered global securities in the name of a nominee of The Depository Trust Company (“DTC”) and will be available only in book-entry form. See “Description of the Debt Securities—Global Securities” in the accompanying prospectus. The subordinated notes are available for purchase in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Additional Subordinated Notes

The subordinated notes are initially limited in aggregate principal amount to $750,000,000. We may, without the consent of the holders of the subordinated notes offered by this prospectus supplement, create and issue additional subordinated notes ranking equally with the subordinated notes offered by this prospectus supplement in all respects, including having the same CUSIP number, so that such additional subordinated notes would be consolidated and form a single series with the subordinated notes offered by this prospectus supplement and would have the same terms as to status, redemption or otherwise as the subordinated notes offered hereby, except for public offering price and issue date. Additional subordinated notes may not be fungible with the subordinated notes for U.S. federal income tax purposes.

Listing

The subordinated notes will not be listed on any securities exchange. Currently, there is no public market for the subordinated notes.

Governing Law

The Subordinated Indenture and the subordinated notes shall be governed by and construed in accordance with the laws of the State of New York.

Depositary

Upon issuance, the subordinated notes will be represented by one or more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC or any successor thereto, as depositary, and registered in the name of Cede & Co. (DTC’s partnership nominee).

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of the notes as of the date hereof to non-U.S. holders (as defined below) that acquire notes for cash at their original issue price pursuant to this offering. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, published positions of the IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not cover all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of the non-U.S. holder’s particular circumstances. In addition, this summary does not describe the impact of the U.S. federal income tax consequences applicable to a non-U.S. holder that is subject to special treatment under the Code, including, without limitation, certain former citizens and former long-term residents of the United States, a “controlled foreign corporation,” a “passive foreign investment company,” a partnership or other “pass through” entity or an investor in any such entity, a tax-exempt organization, a bank or other financial institution, or a broker, dealer or trader in securities. In addition, this discussion does not address the consequences of the alternative minimum tax, taxpayers subject to special accounting rules under Section 451(b) of the Code or any state, local or non-U.S. tax consequences or any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment). No IRS ruling has been or will be sought regarding any matter discussed herein. Holders are urged to consult their tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of notes, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is not, and is not treated as, a citizen or individual resident of the United States, a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Interest. Subject to the discussion of FATCA and backup withholding below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (or, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States), provided that the non-U.S. holder:

(1)	does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

(2)	is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership;

(3)	is not a bank receiving interest on an extension of credit made pursuant to a loan agreement in the ordinary course of its trade or business; and

(4)	certifies to its non-U.S. status on IRS Form W-8BEN, IRS Form W-8BEN-E or another applicable form (or the successor to any of them).

A non-U.S. holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). In addition, under certain income tax treaties, the U.S. withholding rate on interest payments may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form or successor form). If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder will generally be subject to U.S. withholding tax, currently imposed at a rate of 30%.

Disposition. Subject to the discussion below regarding information reporting and backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange or other disposition of a note, unless:

(1)

the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States maintained by the non-U.S. holder), the first exception applies, and the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the non-U.S. holder is an individual that is present in the United States for 183 days or more during the taxable year in which gain is realized (and certain other conditions are met), the second exception applies, and the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed capital losses allocable to U.S. sources.

Information reporting and backup withholding. A non-U.S. holder not subject to U.S. income tax may nonetheless be subject to backup withholding at a rate of 24% and information reporting with respect to interest paid or accrued on a note, and with respect to amounts realized on the disposition of a note, unless the non-U.S. holder provides the withholding agent with the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors as to their qualifications for an exemption for backup withholding and the procedure for obtaining such an exemption. In addition, payments to a non-U.S. holder and proceeds from certain dispositions of a note may be reported to the IRS and may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, if the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the information reporting and backup withholding rules applicable to them.

Foreign Account Tax Compliance Act (“FATCA”). Under Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance thereunder, commonly referred to as FATCA, U.S. federal withholding tax at a rate of 30% is imposed on U.S.-source interest on, and, on sales or redemption proceeds of, a note paid to (i) a “foreign financial institution” (as defined for this purpose) unless such institution is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or meets other exemptions or (ii) a foreign entity that is not a financial institution, unless such entity is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, provides the withholding agent with a certification identifying any substantial U.S. owners of the entity (as defined for this purpose) or meets other exemptions. While withholding under FATCA would have applied also to payments of gross proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a note on or after January 1, 2019, proposed Treasury Regulations eliminated FATCA withholding on payments of gross proceeds entirely. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

If FATCA withholding is imposed, a non-U.S. holder that is not a foreign financial institution may under certain circumstances be eligible for a refund or credit of any amounts withheld by filing certain information with the IRS. Prospective investors should consult their own tax advisors regarding the effects of FATCA on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

Each fiduciary of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of the foregoing, a “Plan”) and plans or arrangements subject to provisions under any federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) should consider the fiduciary standards of ERISA or Similar Laws (as applicable) in the context of the plan’s particular circumstances before authorizing an investment in the notes.

General Fiduciary Duties

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such a Plan or any authority or control over the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is considered to be a fiduciary of such Plan.

In considering an investment in the notes of a portion of the assets of any Plan, or any plan or arrangement subject to Similar Laws, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of notes by a Plan with respect to which we or an underwriter are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Plan and a person that is a party in interest or disqualified person with respect to the Plan solely by reason of providing services to the Plan or a relationship with such a service provider, provided that neither the person transacting with the Plan nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the acquisition and holding of the notes or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code, or with respect to assets of a plan or arrangement that is subject to Similar Laws, a violation of any applicable Similar Laws.

Representation

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the note constitutes assets of any Plan or assets of a plan or arrangement that is subject to Similar Laws, or (ii) the purchase and holding of the note by such purchaser or transferee will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption (or to the extent assets of a plan or arrangement that is subject to Similar Laws are being used by such purchaser or transferee to acquire and hold the note, such purchase and holding will not constitute or result in a violation of any applicable Similar Laws).

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or assets of a plan or arrangement subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

The sale of notes to a Plan, or to a plan or arrangement that is subject to Similar Laws, is in no respect a representation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by such plans and arrangements generally or any particular plan or arrangement or that such an investment is appropriate for such plans and arrangements generally or any particular plan or arrangement.

UNDERWRITING

BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Siebert Williams Shank & Co., LLC are acting as representatives of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each of the underwriters has severally and not jointly agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes listed next to its name in the following table.

Underwriters	Principal amount of senior notes	Principal amount of subordinated notes
BofA Securities, Inc.	$106,250,000	$159,375,000
Citigroup Global Markets Inc.	106,250,000	159,375,000
J.P. Morgan Securities LLC	106,250,000	159,375,000
Siebert Williams Shank & Co., LLC	106,250,000	159,375,000
Academy Securities, Inc.	15,000,000	22,500,000
Goldman Sachs & Co. LLC	15,000,000	22,500,000
Loop Capital Markets LLC	15,000,000	22,500,000
Morgan Stanley & Co. LLC	15,000,000	22,500,000
Wells Fargo Securities, LLC	15,000,000	22,500,000

Total	$500,000,000	$750,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement and the accompanying prospectus if any notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Senior notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any senior notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.200% of the principal amount of senior notes. Any such securities dealers may resell any senior notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.150% of the principal amount of senior notes. If all the senior notes are not sold at the initial public offering price, the underwriters may change the initial public offering price and the other selling terms.

Subordinated notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any subordinated notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.250% of the principal amount of subordinated notes. Any such securities dealers may resell any subordinated notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.200% of the principal amount of subordinated notes. If all the subordinated notes are not sold at the initial public offering price, the underwriters may change the initial public offering price and the other selling terms.

We have agreed that, for the period ending at the time the notes are issued and delivered, we will not, without the prior written consent of the representatives, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any notes, or any other indebtedness of the Corporation substantially similar to the notes, or any securities convertible into or exercisable or exchangeable for notes, or any other indebtedness of the Corporation substantially similar to the notes, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the notes, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the notes or such other securities, in cash or otherwise, other than the notes offered hereby.

Our expenses with respect to this offering, not including the underwriting discounts, are estimated to be approximately $3,900,000 and will be payable by us. The underwriters have agreed to reimburse us for $1,375,000 of such expenses.

The notes are a new issue of securities and have no established trading market and will not be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes, as permitted by applicable laws and regulations.

The underwriters are not obligated, however, to make a market in the notes and may discontinue any market making at any time without notice at their sole discretion. Even if a secondary market for the notes develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Accordingly, we cannot make any assurance as to the liquidity of, or trading markets for, the notes.

To facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may sell more notes than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, notes in the open market to stabilize the price of the notes. These activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. If these activities are commenced, they may be discontinued by the underwriters at any time without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved and in the future may involve our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery is expected to be made against payment for the notes on November 19, 2025, which will be the fifth business day following the date hereof (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the day before the settlement date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by

Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, the notes may not be offered or sold or made subject of an invitation for subscription or purchase, nor may this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes be circulated, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment hereto and thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Sidley Austin LLP, New York, New York. The underwriters have been represented by McDermott Will & Schulte LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Northern Trust Corporation and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$1,500,000,000

Northern Trust Corporation

DEBT SECURITIES

We may offer and sell up to an aggregate of $1,500,000,000 principal amount of debt securities from time to time, in amounts, on terms and at prices that will be determined at the time of offering. We will provide specific terms of any securities offered, including their offering prices, in one or more prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 17 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will be debt securities of Northern Trust Corporation and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Northern Trust Corporation and are not insured by the Federal Deposit Insurance Corporation any other government agency.

The date of this prospectus is November 10, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer securities registered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities together with the additional information described under the heading “Where You Can Find More Information” in this prospectus before you invest.

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Neither the delivery of this prospectus or any applicable prospectus supplement or other offering material (including any free writing prospectus) nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or other offering material or in our and our subsidiaries’ affairs since the date of this prospectus or any applicable prospectus supplement or other offering material.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Northern Trust,” “we,” “us” and “our” are to Northern Trust Corporation and its consolidated subsidiaries. References to “the Corporation” are to Northern Trust Corporation. References to “the Bank” are to The Northern Trust Company. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to the currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities described in this prospectus. As permitted by the rules and regulations of the SEC, we have not included certain portions of the registration statement in this prospectus. Accordingly, this prospectus does not contain all of the information set forth in the registration statement and the exhibits filed or incorporated by reference as part of the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us.

The Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Corporation.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that the Corporation has filed, or will file, separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that the Corporation files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. The following documents filed with the SEC are hereby incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, and June 30, 2025; and

•	our Current Reports on Form 8-K and Form 8-K/A filed on January 22, 2025, February 21, 2025, April 23, 2025, July 28, 2025 and September 3, 2025.

We also incorporate by reference any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

You may request a copy of any of these filings at no cost by writing to us at the following address: Northern Trust Corporation, 50 South LaSalle Street, Chicago, Illinois 60603, Attention: Investor Relations.

We maintain an Internet site at www.northerntrust.com which contains information concerning Northern Trust. The information contained at our Internet site is not incorporated by reference in this prospectus or any prospectus supplement or other offering materials, and you should not consider it a part of this prospectus or any prospectus supplement or other offering materials.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RISK FACTORS

Investing in the securities involves certain risks. Before making an investment decision, you should carefully read and consider the “Risk Factors” section in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as updated by our future filings with the SEC, in addition to all other information contained or incorporated by reference into this prospectus, any prospectus supplement or other offering materials. These risks, as well as those not presently known to us or that we currently deem immaterial, could materially and adversely affect our operating results and financial condition and the value of your investment. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. You also should review carefully the cautionary statement section of this prospectus entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, and other statements that we may make, may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, with respect to our financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation, and all other statements that do not relate to historical facts.

Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” You should read carefully the risk factors described in “Risk Factors” herein and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements are based on our current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including:

•	financial market disruptions or economic recession in the United States or other countries across the globe resulting from any of a number of factors;

•

volatility or changes in financial markets, including debt and equity markets, that impact the value, liquidity, or credit ratings of financial assets in general, or financial assets held in particular investment funds or client portfolios, including those funds, portfolios, and other financial assets with respect to which we have taken, or may in the future take, actions to provide asset value stability or additional liquidity;

•	the impact of equity markets on fee revenue;

•	changes in interest rates or in the monetary or other policies of various regulatory authorities or central banks;

•	changes in trade policy, including the imposition of tariffs or the impacts of retaliatory tariffs;

•	our success in controlling the costs and expenses of our business operations and the impacts of any broader inflationary environment thereon;

•	a decline in the value of securities held in our investment portfolio, the liquidity and pricing of which may be negatively impacted by periods of economic turmoil and financial market disruptions;

•

our ability to address operating risks, including those related to cybersecurity, data privacy and security, human errors or omissions, pricing or valuation of securities, fraud, operational resilience (including systems performance), failure to maintain sustainable business practices, and breakdowns in processes or internal controls;

•	our success in responding to and investing in changes and advancements in technology;

•

geopolitical risks, risks related to global climate change and the risks of extraordinary events such as pandemics, natural disasters, terrorist events and war (including the expansion or escalation of military conflict between Ukraine and the Russian Federation or the conflict in the Middle East, and tensions between the United States and China), and the responses of the United States and other countries to those events;

•	unexpected deposit outflows;

•

the effectiveness of our management of our human capital, including our success in recruiting and retaining necessary and diverse personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

•	changes in the legal, regulatory and enforcement framework and oversight applicable to financial institutions, including us;

•

changes in foreign exchange trading client volumes and volatility in foreign currency exchange rates, changes in the valuation of the United States dollar relative to other currencies in which we record revenue or accrue expenses, and our success in assessing and mitigating the risks arising from all such changes and volatility;

•	a significant downgrade of any of our debt ratings;

•	the health and soundness of the financial institutions and other counterparties with which we conduct business;

•	uncertainties inherent in the complex and subjective judgments required to assess credit risk and establish appropriate allowances therefor;

•

increased costs of compliance and other risks associated with changes in regulation, the current regulatory environment, and areas of increased regulatory emphasis and oversight in the United States and other countries, such as anti-money laundering, anti-bribery, and data privacy and security;

•	failure to satisfy regulatory standards or to obtain regulatory approvals when required, including for the use and distribution of capital;

•

our success in continuing to enhance our risk management practices and controls and managing risks inherent in our businesses, including credit risk, operational risk, market and liquidity risk, fiduciary risk, compliance risk and strategic risk;

•

risks and uncertainties inherent in the litigation and regulatory process, including the possibility that losses may be in excess of our recorded liability and estimated range of possible loss for litigation exposures;

•	the risk of damage to our reputation which may undermine the confidence of clients, counterparties, rating agencies, and stockholders;

•	the downgrade of United States government-issued and other securities;

•	changes in tax laws, accounting requirements or interpretations and other legislation in the United States or other countries that could affect us or our clients;

•	the pace and extent of continued globalization of investment activity and growth in worldwide financial assets;

•	changes in the nature and activities of our competition;

•

our success in maintaining existing business and continuing to generate new business in existing and targeted markets and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements;

•	our ability to address the complex needs of a global client base and manage compliance with legal, tax, regulatory and other requirements;

•	our ability to maintain a product mix that achieves acceptable margins;

•	our ability to continue to generate investment results that satisfy clients and to develop an array of investment products;

•	uncertainties inherent in our assumptions concerning our pension plan, including discount rates and expected contributions, returns and payouts;

•	risks associated with being a holding company, including our dependence on dividends from our principal subsidiary; and

•

other factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including those factors described in “Item 1A—Risk Factors,” and other filings with the SEC, all of which are available on our website.

Actual results may differ materially from those expressed or implied by forward-looking statements. The information contained in this prospectus, any applicable prospectus supplement and any other offering materials, as well as information incorporated by reference herein or therein, is current only as of the date of that information. All forward-looking statements included in such documents are based upon information available at the time such statements are made, and we assume no obligation to update any forward-looking statements.

NORTHERN TRUST CORPORATION

We are a leading provider of wealth management, asset servicing, asset management and banking solutions to corporations, institutions, families and individuals. We are a financial holding company conducting business through various U.S. and non-U.S. subsidiaries, including the Bank.

The Bank is an Illinois banking corporation headquartered in Chicago and our principal subsidiary. Founded in 1889, the Bank conducts its business through its U.S. operations and its various U.S. and non-U.S. branches and subsidiaries. At June 30, 2025, the Bank had consolidated assets of $171.3 billion and common bank equity capital of $11.1 billion.

We were formed as a holding company for the Bank in 1971. We have a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. At June 30, 2025, we had consolidated total assets of $171.9 billion and stockholders’ equity of $12.9 billion.

We expect that the Bank will continue in the foreseeable future to be the major source of our consolidated assets, revenues and net income.

Business Overview

We focus on managing and servicing client assets through our two client-focused reporting segments: Asset Servicing and Wealth Management. Asset management and related services are provided to Asset Servicing and Wealth Management clients primarily by the Asset Management business. The revenue and expenses of Asset Management and certain other support functions are allocated fully to Asset Servicing and Wealth Management. We report certain income and expense items not allocated to Asset Servicing and Wealth Management in a third reporting segment, Other.

Asset Servicing

Asset Servicing is a leading global provider of asset servicing and related services to corporate and public retirement funds, foundations, endowments, fund managers, insurance companies, sovereign wealth funds and other institutional investors around the globe. Asset servicing and related services encompass a full range of capabilities including, but not limited to: custody; fund administration; investment operations outsourcing; investment management; investment risk and analytical services; employee benefit services; securities lending; foreign exchange; treasury management; brokerage services; transition management services; banking; and cash management. Client relationships are managed through the Bank and the Bank’s and our other subsidiaries, including support from locations in North America, Europe, the Middle East and the Asia-Pacific region. At June 30, 2025, total Asset Servicing assets under custody/administration, assets under custody, and assets under management were $16.9 trillion, $13.1 trillion, and $1.2 trillion, respectively.

Wealth Management

Wealth Management focuses on high-net-worth individuals and families, business owners, executives, professionals, retirees, and established privately-held businesses in its target markets. In supporting these targeted segments, Wealth Management provides trust, investment management, custody, and philanthropic services; financial consulting; guardianship and estate administration; family business consulting; family financial education; brokerage services; and private and business banking. Wealth Management also includes Global Family Office, which provides customized services, including but not limited to: investment management; global custody; fiduciary; private banking; family office consulting; and technology solutions, to meet the complex financial and reporting needs of ultra-high-net-worth individuals and family offices across the globe.

Wealth Management is one of the largest providers of advisory services in the United States, with assets under custody/administration, assets under custody, and assets under management of $1.2 trillion, $1.2 trillion, and $468.5 billion, respectively, at June 30, 2025. Wealth Management services are delivered by multidisciplinary teams through a network of offices in 19 U.S. states and Washington, D.C., as well as offices in London, Guernsey, Singapore, and Abu Dhabi.

Asset Management

Asset Management, through our various subsidiaries, supports the Asset Servicing and Wealth Management reporting segments by providing a broad range of asset management and related services and other products to clients around the world. Investment solutions are delivered through separately managed accounts, bank common and collective funds, registered investment companies, exchange traded funds, non-U.S. collective investment funds, and unregistered private investment funds. Asset Management’s capabilities include active and passive equity; active and passive fixed income; cash management; multi-asset and alternative asset classes (such as private equity and hedge funds of funds); and multi-manager advisory services and products. Asset Management’s activities also include overlay services and other risk management services. Asset Management operates internationally through subsidiaries and distribution arrangements and its revenue and expense are fully allocated to Asset Servicing and Wealth Management. As discussed above, Northern Trust managed $1.7 trillion in assets as of June 30, 2025, including $1.2 trillion for Asset Servicing clients and $468.5 billion for Wealth Management clients.

Corporate Information

Our principal executive offices are located at 50 South LaSalle Street, Chicago, Illinois 60603, and our telephone number is (312) 630-6000.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, working capital, capital expenditures, investments in, or extensions of credit to, our subsidiaries, refinancing of debt, share repurchases, dividends, funding potential future acquisitions and satisfaction of other obligations. We may temporarily invest the net proceeds or use them to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or nonconvertible, as well as secured or unsecured. The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under the indenture dated as of May 8, 2017, as amended or supplemented from time to time, between us and The Bank of New York Mellon Trust Company, N.A., acting as a trustee, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, or the TIA. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior or subordinated;

•	whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or the method for determining the same;

•	the interest rate(s) or the method for determining the same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions, including at our option or at the option of the holders;

•	authorized denominations;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Corporation may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	if payable in another currency, the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	any provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•

additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in fully registered form without coupons and in denominations of $2,000 and any integral multiples of

$1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office or agency maintained by us for such purpose, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Payment and Place of Payment

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities to holders of record at the office or agency maintained by us for such purpose.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, an event of default under the indenture with respect to any series of debt securities will mean any of the following:

•	failure to pay any installment of interest on any debt security of such series when due, if such failure continues unremedied for 30 days;

•	failure to pay the principal and premium, if any, of any debt security of such series when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure to pay any sinking fund installment on any debt security of such series when due, if such failure continues unremedied for 30 days;

•

failure on our part to perform any other obligation contained in the indenture for the benefit of such series which continues for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in outstanding principal amount of the series;

•	occurrence of certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to the debt securities of such series.

If an event of default under the indenture occurs and is continuing for any series of debt securities, other than an event of default resulting from a bankruptcy, insolvency or reorganization of the Corporation, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series, or such amount provided for in the debt securities of that series, and all accrued but unpaid interest on all the debt securities of that series to be due and payable immediately. The debt securities will automatically be accelerated upon the occurrence of an event of default resulting from a bankruptcy, insolvency or reorganization of the Corporation.

In the case of a default in the payment of interest or principal, or premium, if any, we will be required, upon the demand of the trustee, to pay, for the benefit of the holders of the debt securities, the whole amount then due and payable on such debt securities with interest on any overdue principal, and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, on any overdue interest, at the rate or rates prescribed in such debt securities.

If we fail to pay such amounts upon demand, the trustee may institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor upon the debt securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Corporation or any other obligor upon the debt securities of such series, wherever situated, in the manner provided by law.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any such direction is not in conflict with the indenture, could lawfully be taken, would not be unduly prejudicial to holders not joining in such direction and would not involve the trustee in personal liability, and the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

No holder of any debt security of any series will have the right to institute any action, suit or proceeding with respect to an event of default, unless:

•	that holder previously gives to the trustee written notice of the event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series also make a written request to the trustee to take action in respect of the matter complained of;

•	the holder offers the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred;

•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request; and

•	the trustee fails to institute such action, suit or proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

We are required to furnish an officer’s certificate to the trustee each year that states, to the knowledge of the certifying officer, whether we have complied with all conditions and covenants under the terms of the indenture, and, in the event of any default under the indenture, specifying such default and the nature and status thereof to the extent of the certifying officer’s knowledge.

Modification and Waiver

Modification

We and the trustee may, with the consent of holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected, modify and amend the indenture; however, without the consent of each holder of any debt security affected, we may not amend or modify the indenture to:

•	extend the stated maturity of the principal of, or any installment of interest on, such debt security;

•	reduce the principal amount of or the interest on or any premium payable upon the redemption of such debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

•	change the place of payment where or the currency in which the principal of and premium, if any, or interest on any debt security is denominated or payable;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security after the stated maturity or redemption date;

•

reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; or

•

modify any provisions of the indenture related to the foregoing or any of the provisions related to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of each debt security affected.

We and the trustee may modify and amend the indenture without the consent of the holders of the debt securities for specified purposes, including, among other things, to:

•	add to the covenants of the Corporation for the benefit of the holders of all or any series of debt securities or surrendering any right or power conferred on the Corporation in the indenture;

•	add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	delete or modify events of default with respect to all or any series of debt securities, the form and terms of which are established pursuant to a supplemental indenture;

•

add to or change any of the provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of, or premium, if any, on, debt securities, provided that any such action will not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

change or eliminate provisions of the indenture provided that such change or elimination becomes effective only when there is no outstanding debt security of any series created prior to such change or elimination that is entitled to the benefit of such provision and to which such change or elimination would apply;

•	evidence the succession of another person to the Corporation;

•

evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	secure the debt securities of any series or release any collateral or lien securing debt securities of any series in accordance with the terms thereof;

•	evidence any changes to the indenture in conjunction with the resignation, removal or merger of the trustee in accordance with the terms of the indenture;

•	cure an ambiguity or correct or supplement any provision of the indenture or any supplemental indenture which may be defective or inconsistent with any other provision thereof;

•	add to, change or eliminate any provision of the indenture as necessary or desirable in accordance with any amendments to the TIA;

•	add guarantors or co-obligors with respect to any series of debt securities or release guarantors from their guarantees in accordance with the terms thereof;

•	make any change in any series of debt securities that does not adversely affect in any material respect the rights of the holders thereof;

•	provide for uncertificated securities in addition to certificated securities;

•

supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities provided that such action does not adversely affect the interests of holders of such series or any other series of debt securities in any material respect;

•	prohibit the authentication and delivery of additional series of debt securities; or

•

establish the form or terms of debt securities of any new series or authorize the issuance of additional debt securities of a series previously authorized or add to the conditions, limitations or restrictions on the issuance of any debt securities of any series.

Waiver of Default

The holders of a majority in principal amount of the outstanding debt securities of any series generally may, on behalf of the holders of all the debt securities of that series, waive an event of default under the indenture with respect to that series and the consequences thereof. However, a default in the payment of the principal of, or premium, if any, or any interest on, any of the debt securities of that series cannot be so waived.

Merger, Consolidation and Sale of Assets

The Corporation may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all its assets to any other person, unless:

•

the person formed by such consolidation or into which the Corporation is merged, or to which such sale, conveyance, transfer or lease is made, expressly assumes, pursuant to a supplemental indenture, the due and punctual payment of the principal of and interest and premium, if any, on all of the debt securities under the indenture, according to their tenor, and the due and punctual performance and observance of all other obligations to the holders of debt securities and the trustee under the indenture or the debt securities to be performed or observed by the Corporation; and

•	immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no default shall have occurred and be continuing under the indenture.

The second bullet above shall not apply to: (i) any sale, conveyance, transfer or lease between or among the Corporation and one or more of its wholly-owned subsidiaries; (ii) any merger of the Corporation into any wholly-owned subsidiary of the Corporation; or (iii) any merger of the Corporation into an affiliate of the Corporation for the purpose of reincorporating or reorganizing.

The indenture provides that the person formed by such consolidation or into which the Corporation is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the indenture with the same effect as if such successor person had been named as the Corporation in the indenture. In the event of a succession in compliance with this covenant, except in the case of a lease, the predecessor shall be relieved of and discharged from all of its obligations and covenants under the indenture and the debt securities.

Discharge and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may discharge all of our obligations with respect to the debt securities of any series at any time, and we may also be released from our obligations under certain covenants that are described in the indenture with respect to such debt securities, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “discharge” and under the second procedure is called “covenant defeasance.”

Discharge or covenant defeasance may be effected only if:

•

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in trust in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of the applicable series;

•	no default under the indenture with respect to such series has occurred and is continuing on the date of such deposit; and

•

we deliver to the trustee an opinion of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such discharge or covenant defeasance had not occurred and, in the case of a discharge, such opinion is accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, we may terminate our obligations with respect to the debt securities of any series not previously delivered to the trustee for cancellation when all such securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for giving notice of redemption;

by depositing with the trustee or paying agent, as trust funds in trust for that purpose, an amount sufficient to pay and discharge the entire indebtedness on such debt securities.

Subordination

The terms of any series of debt securities under the indenture may provide that such series will be subordinated in right of payment to all senior indebtedness, as described in the applicable prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus through underwriters, through dealers, through agents, directly to purchasers, through or in connection with hedging transactions, or through any combination of such methods of sale and may do so at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Each time we sell securities, we will provide a prospectus supplement that will describe the method of distribution of the securities and name any underwriter, dealer or agent involved in the offer and sale. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If the securities are sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and we will name them in the applicable prospectus supplement. In connection with these sales, the underwriters will receive compensation in the form of underwriting commissions, which will be paid by us. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by the dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

We may offer and sell securities through agents that become parties to a distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers directly from, one or more purchasers without the involvement of any underwriters, dealers or agents. We will describe the terms of any sales of this kind in the prospectus supplement relating to the offer.

General

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus forms a part.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (i) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (ii) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Securities may represent a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

In connection with an underwritten offering, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the SEC under the Exchange Act as currently in effect, trades in the secondary market generally are required to settle on the first business day following the trade date unless the parties to any such trade expressly agree otherwise. It is possible that we or any underwriter, dealer or agent selling our securities in reliance on this prospectus will elect to settle the sale of securities offered and sold in reliance on this prospectus in accordance with a longer than standard settlement cycle, in which case the alternative settlement cycle to be used will be specified in the applicable prospectus supplement. In the event such a longer than standard settlement cycle is elected, purchasers who desire to effect a trade of the securities they purchase at any time prior to the business day preceding the issue date of such securities will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Any such purchasers of securities who desire to trade on any such day should consult their own advisers regarding the date on which such purchasers’ trades may be settled.

The underwriters, agents, dealers and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Northern Trust Corporation and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, which are included in our Annual Report on Form 10-K, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Northern Trust Corporation

$500,000,000 4.150% Senior Notes due 2030

$750,000,000 5.117% Fixed-to-Fixed Rate Subordinated Notes due 2040

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

Citigroup

J.P. Morgan

Siebert Williams Shank

Co-Managers

Academy Securities

Goldman Sachs & Co. LLC

Loop Capital Markets

Morgan Stanley

Wells Fargo Securities

November 12, 2025